UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2014

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 453-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 19, 2014, HMS Holdings Corp. (the “Registrant”) held its Annual Meeting of Stockholders. Holders of an aggregate of 87,666,862 shares of the Registrant’s common stock at the close of business on April 22, 2014 were entitled to vote at the Registrant’s Annual Meeting, of which 81,728,146 were present in person or represented by proxy. At the Annual Meeting, the Registrant’s stockholders voted as follows:

Proposal One:  To elect the following individuals as directors for a term expiring on the date of the Registrant’s 2016 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
Craig R. Callen	77,197,661	28,659	43,229	4,458,597
Robert M. Holster	74,362,865	2,891,483	15,201	4,458,597
William C. Lucia	76,379,384	878,579	11,586	4,458,597
Bart M. Schwartz	76,939,545	319,451	10,553	4,458,597

The Registrant’s stockholders elected each of Messrs. Callen, Holster, Lucia and Schwartz to serve as directors for a term expiring on the date of our 2016 Annual Meeting of Stockholders.

Proposal Two:  To approve, on an advisory basis, the 2013 compensation for the Registrant’s named executive officers.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	76,743,583	499,926	26,040	4,458,597

The Registrant’s stockholders approved the 2013 compensation for its named executive officers.

Proposal Three:  To ratify the selection of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

	For	Against	Abstain
Total Shares Voted	80,651,453	1,066,585	10,108

The Registrant’s stockholders ratified the selection of KPMG LLP.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

Date: June 20, 2014	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Executive Vice President, General Counsel and Corporate Secretary

3